Exhibit 99.1

Contact: Alain Sejas
               +(56) (2) 813 1087

SOCIEDAD MINERA LICANCABUR S.A. UTILIZES APOsm SERVICE TO GO PUBLIC AND
COMPLETE $5.8 MILLION PRIVATE FINANCING

Santiago, Chile, May 13, 2010 – Latin America Ventures, Inc. ("LAVI") (OTCBB: LVEN.OB) announced today the closing of a share exchange transaction with the shareholders of Sociedad Minera Licancabur S.A., a Chilean company ("Minera"). The companies will operate on a consolidated basis, executing upon the current business plan of Minera. Immediately following the consummation of the exchange transaction, LAVI closed a private placement of its capital stock whereby it received $5,809,000 in gross offering proceeds, before payment of commissions and fees. Net proceeds to LAVI from the sale of all of the shares was approximately $5.3 million. Proceeds from the private placement transaction will be used to expand the Minera's operations with excess funds being used for general working capital purposes.

As a result of the share exchange transaction, Minera's stockholders, including participants in its private offering, were issued 6,000,000 of shares of LAVI's common stock in exchange for their shares of Minera. As a result of the exchange transaction, Minera became a 99.9% subsidiary of LAVI, Minera's President, Mr. Jorge Osvaldo Orellana Oreallana, was appointed to the Board of Directors of LAVI (the remaining 0.1% of Minera being held by Minera's president as nominee for LAVI), senior officers of Minera were elected as executive officers of LAVI, and LAVI's sole director and officer resigned. LAVI's shares are quoted on the Over-the-Counter (OTC) Bulletin Board under the symbol, LVEN.OB.

Mr. Jorge Osvaldo Orellana Orellana, the new Chief Executive Officer of LAVI stated, "We want to thank our financial advisor, Halter Financial Group, for facilitating our efforts in connection with our private financing and the going public transaction. These transactions have given us access to the U.S. capital markets, with the intent of capitalizing on significant growth opportunities."

LAVI intends to change its name to Chile Mining Technologies Inc.

Halter Financial Securities Inc acted as the lead placement agent in the transaction. Wentworth Securities, Inc., Euro Pacific Capital Inc. and Global Hunter Securities, Inc. were members of the selling group that placed the private placement.

APOsm is a service mark of Halter Financial Group, Inc. ("HFG"). HFG's APO services allow privately held corporations to go public via the reverse merger process and simultaneously complete a private capital raising transaction.

About Latin America Ventures, Inc.

LAVI is a holding company whose primary business operations are conducted through its 99.9% subsidiary Sociedad Minera Licancabur S.A. Minera is a mineral extraction company located in the Republic of Chile, with the extraction of copper as its primary objective. Minera utilizes Minimum Intrusion Non-traditional Input, or MINI, plants, which are less expensive to construct and are located closer to source material deposits, thereby resulting in significant mineral processing savings.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, among others, those concerning our goal for net income growth as well as all assumptions, expectations, predictions, intentions or beliefs about future events. You are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results of LAVI to differ materially from those anticipated, expressed or implied in the forward-looking statements. The words "believe," "expect," "anticipate," "project," "targets," "optimistic," "intend," "aim," "will" or similar expressions are intended to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. Risks and uncertainties that could cause actual results to differ materially from those anticipated include risks related to the expansion of Minera's business operations; the growth of the copper industry; the ability to achieve sufficient production volumes; any projections of sales, earnings, revenue, margins or other financial items; any statements of the plans, strategies and objectives of management for future operations; or any statements regarding future economic conditions or performance; any statements of belief or intention. LAVI assumes no obligation and does not intend to update any forward-looking statements, except as required by law.

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